UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2022
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland                001-34995                27-1712193
(State or other jurisdiction             (Commission File Number)    (IRS Employer Identification No.)
of incorporation)
3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code: (770) 818-4100

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class            Trading Symbol        Name of each exchange on which registered
Common Stock, par value $.01 per share         APTS                 NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 16, 2022, Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership, PAC Operations, LLC, a Delaware limited liability company, Pike Parent LLC, a Delaware limited liability company, Pike Merger Sub I LLC, a Delaware limited liability company (“Merger Sub I”), Pike Merger Sub II LLC, a Delaware limited liability company, and Pike Merger Sub III LLC, a Delaware limited liability company, which provides for, among other things, the merger (the “Merger”) of the Company with and into Merger Sub I, with Merger Sub I surviving the Merger, subject to the terms and conditions set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, the Company and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively as warrant agent (together with Computershare and their respective successors and assigns, the “Warrant Agent”), entered into an amendment, dated as of May 23, 2022 (such amendment, the “Amendment”), to the Warrant Agreement dated as of February 23, 2017 between the Company and the Warrant Agent (the “Warrant Agreement”). The Amendment provides that, conditioned upon the occurrence of the closing of the Merger pursuant to the Merger Agreement, each holder of a warrant (each, a “Warrant”) to purchase shares of common stock of the Company, par value $0.01 per share (each, a “Share”), that is exercised prior to the Expiration Date (as defined in the Warrant Agreement) and either (i) at or after the effective time of the Merger (the “Effective Time”) or (ii) prior to the Effective Time but for which Shares have not been issued or otherwise delivered therefor prior to the Effective Time, shall be entitled, upon exercise, to receive only cash in the amount such holder would have been entitled to receive pursuant to the Merger Agreement in respect of the Shares that would have been issued in respect of such exercise, less the applicable Exercise Price (as defined in the Warrant Agreement) for such Warrant, in each case as though the Shares in respect of such exercise had been issued and delivered immediately prior to the Effective Time.

The foregoing description of the Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and incorporated by reference into this Item 1.01.

Item 8.01 Other Events

On May 23, 2022, the Company issued a press release announcing that, in connection with the Merger, the Company will suspend (i) voluntary redemptions of shares of Series A Redeemable Preferred Stock of the Company, $0.01 par value per share, Series A1 Redeemable Preferred Stock of the Company, $0.01 par value per share, Series M Redeemable Preferred Stock of the Company, $0.01 par value per share, and Series M1 Redeemable Preferred Stock of the Company, $0.01 par value per share, in each case, after June 2, 2022, and (ii) exercises of Warrants after June 2, 2022.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

4.1    Amendment to Warrant Agreement dated as of May 23, 2022.
99.1    Press Release, dated May 23, 2022.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 24, 2022	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary